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                                                                 Exhibit (m)(32)

                            AGENCY TRADING AGREEMENT

       This Agreement is made as of the 1st day of November 2002 between (1) National Financial Services LLC ("NFS") and (2) One Group Mutual Funds (the "Trust") and One Group Dealer Services, Inc. (together "Fund/Agent"),

                                   WITNESSETH:

       WHEREAS: Fund/Agent and NFS either have executed a form of distribution, service or operating agreement ("Services Agreement") or have developed unwritten trading procedures (`Procedures") pursuant to which NFS transmits to Fund/Agent orders for the purchase, redemption or exchange of Fund shares, as identified in such Services Agreement or Procedures, on behalf of customers of NFS ("Orders"); and

       WHEREAS: Fund/Agent desires that NFS serve as limited agent to accept orders for the purchase, exchange and redemption of shares of the Funds ("Shares") by certain employee benefit plans ("Plans");

       NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter contained, the parties hereto hereby agree as follows:

       1. Appointment of NFS. Fund/Agent hereby appoints NFS as its agent for the sole and limited purpose of accepting purchase, exchange or redemption orders for Shares purchased, exchanged or redeemed by the Plans ("Orders"). NFS hereby accepts its appointment on the terms and conditions set forth herein. Notwithstanding anything in this Agreement to the contrary, NFS shall not be acting as agent for Fund/Agent in any manner whatsoever, except in accepting such Orders.

       2. Appointment of Agent. NFS may appoint a third party as its Agent ("NFS' Agent") for the purpose of receiving Orders on behalf of NFS. Such Orders received by NFS' Agent shall be deemed received by NFS, and accordingly by Fund/Agent, simultaneously.

       3. Orders and Acceptance. NFS, as agent of Fund/Agent, shall accept on behalf of the Plans, Orders for the purchase, exchange or redemption of Shares of the Funds. If such Orders are received by NFS or NFS' Agent prior to the close of trading on the New York Stock Exchange (the "Close of Trading") on a day the New York Stock Exchange is open for business (a "Business Day") or such other time as designated in writing to NFS by Fund/Agent, they shall be treated as having been received by Fund/Agent on such Business Day ("Trade Date").

       4. Trade Reporting

Based on Orders accepted by NFS or NFS' Agent prior to Close of Trading on the prior Business Day, NFS will provide to Fund/Agent either summarized trading instructions for the net purchase or net redemption of Shares of the Funds or detailed trading instructions by 9:00 a.m. ET, or other mutually agreed upon time, each Business Day following Trade Date ("TD + 1"). NFS may provide summarized and/or detailed trading instructions via facsimile, other mutually

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acceptable ad hoc process, or in accordance with practices of, and agreement with, the National Securities Clearing Corporation's ("NSCC") procedures concerning orders of shares to funds or their agents, through the NSCC Defined Contribution Clearance and Settlement System (the "DCC&S" System). When using DCC&S, NFS will provide both summarized and detailed trading instructions to Fund/Agent on TD+1 via Fund/SERV transmission or other such trade order process as agreed to in the Services Agreement or Procedures by NFS and Fund/Agent. In any case, such instructions shall be effected at the public offering price, or such other price as may apply to the transaction, of the Shares of the respective Fund calculated as of the Close of Trading on the Business Day on which the Order was accepted by NFS or NFS' Agent.

       5. Settlement. Settlement for trades placed through Fund/SERV (either DCC&S or non-DCC&S platforms), will follow the guidelines and operational procedures set forth by the NSCC and the Securities Industry Automation Corporation ("SIAC"). For trades placed in any other manner including facsimile or other mutually acceptable ad hoc process, settlement shall be made for the aggregate net purchase or redemption for each Fund on "TD + 1" by wire transfer in accordance with the operational procedures set forth in the Services Agreement or Procedures.

       6. Representations by NFS. NFS represents that:

          (a) it has full power and authority to enter into and perform this Agreement;

          (b) it is registered as a broker/dealer pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the "1934 Act");

          (c) it will promptly notify Fund/Agent in the event that NFS is for any reason unable to perform any of its obligations under this Agreement;

          (d) it will comply with all applicable laws, rules and regulations as it pertains to money laundering including but not limited to the USA Patriot Act.

       7. Representations of Fund/Agent. Fund/Agent represents that:

          (a) it has full power and authority to enter into and perform this Agreement and is duly authorized to appoint NFS as agent for the Fund and to authorize NFS to designate further agents;

          (b) it will promptly notify NFS in the event that it is for any reason unable to perform any of its obligations under this Agreement.

       8. Indemnification. Each party shall indemnify and hold harmless the other, and the other's affiliates, agents, control persons, and employees, from any claim, demand, loss, expense, or cause of action resulting from (a) the misconduct or negligence, as measured by industry standards, of the indemnifying party or its affiliates, agents, control persons, or employees in carrying out their obligations under this Agreement, or (b) breach at any time of its representations hereunder by the indemnifying party. Such indemnification will survive the termination of this Agreement.

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       9. Termination of Agreement. This Agreement may be terminated at any time by either party upon ninety (90) days written notice to the other party. Notwithstanding the foregoing, this Agreement may be terminated immediately upon a material breach by either party not cured within thirty (30) days after notice from the other. The provisions of Section 8 shall survive any termination of this Agreement.

       10. Notices. Unless otherwise specified, all notices and other communications hereunder shall be in writing and shall be hand delivered or mailed by certified mail to the other party at the following address or such other address as each party may give notice to the other:

       If to Fund/Agent:

              One Group Dealer Services, Inc.
              1111 Polaris Parkway
              Columbus, OH 43271-1235
              Attn: Robert L. Young

       If to NFS:                                     With a copy to:

              National Financial Services LLC              Fidelity Investments
              200 Liberty Street, 5th Floor                82 Devonshire St. R6A
              One World Financial Center, Tower A          Boston, MA 02109-3614
              New York, NY 10281                           Attn: James Rice
              Attn: Bob Adams
                     Mutual Funds, MZ NY5C

       11. Amendment, Assignment and Other Matters. This Agreement may not be amended except by a writing signed by each of the parties hereto. This Agreement shall not be assigned, except to affiliates, by either party without the written consent of the other party. This Agreement may be executed in several counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument. The headings in this Agreement are for reference only and shall not affect the interpretation or construction of this Agreement. This Agreement, including any Exhibits attached hereto, and including the Services Agreement or Procedures, contains the entire agreement of the parties as to the subject matter hereof and supersedes any prior agreements, written or oral. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to the principles of conflicts of law thereof.

       12. Business Trust. The names "One Group Mutual Funds" and "Trustees of the One Group Mutual Funds" refer respectively to the Trust created and the Declaration of Trust dated May 23, 1985, as amended and restated February 18, 1999, to which reference is hereby made and a copy of which is on file at the office of the Secretary of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "One Group Mutual Funds" entered into in the name

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or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, Shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any series of Shares of the Trust must look solely to the assets of the Trust belonging to such series for the enforcement of any claims against the Trust

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

One Group Mutual Funds                          National Financial Services LLC

By:    /s/  Robert L. Young              By     /s/  Robert J. Adams
       -----------------------------            --------------------------------
Name:  Robert L. Young                   Name:  Robert J. Adams
       -----------------------------            --------------------------------
Title: Vice President & Treasurer        Title: Senior Vice President
       -----------------------------            --------------------------------
Date:  10/30/02                          Date:  11/12/02
       -----------------------------            --------------------------------



One Group Dealer Services, Inc.

By:    /s/  Mark A. Beeson
       -----------------------------
Name:  Mark A. Beeson
       -----------------------------
Title. President & CEO
       -----------------------------
Date:  12/31/02
       -----------------------------

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